WIPFLI ULLRICH
                                  BERTELSON LLP

                          CPAs - CONSULTANTS - ADVISORS




                          INDEPENDENT AUDITORS' CONSENT


   Board of Directors and
     Shareholders
   FCB Financial Corp.


   We consent to the inclusion in this Annual Report (Form 10-K) of FCB Financial Corp. of our report dated April 16, 1997, relating to the financial statements of FCB Financial Corp. at and for the year ended March 31, 1997.

   We also consent to the incorporation of our report, included in this Annual Report on Form 10-K, into FCB Financial Corp.'s previously filed Form S-8 Registration Statements Nos. 33-82584 and 333-27135.



                                      /s/ Wipfli Ullrich Bertelson LLP
                                      Wipfli Ullrich Bertelson LLP


   June 25, 1997
   Green Bay, Wisconsin